SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

    Exhibits

      Presentation Data.

Item 9. Regulation FD Disclosure.

We are furnishing herewith data being presented by certain of our executive officers on February 4, 2003 at the Goldman Sachs Transportation Conference 2003.

Beginning Tuesday afternoon, February 4, 2003, an audio webcast of their remarks and accompanying graphic presentation will be made available under the Investor Relations - Investor Presentation section of our corporate website at http://www.continental.com/company.

The information presented may contain forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please read the risk factors set forth in our 2001 10-K and our other securities filings, which identify important risks and uncertainties such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

February 4, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Vice President and General Counsel

EXHIBIT INDEX

99.1	Presentation Data